APPROVED BY
Shareholders’ General Meeting
of June 22, 2000,
Minutes # 2/2000

1	Government of Moscow Moscow Registration Chamber
2	Registered on July 06, 2000 in Register book under # 31705ir1 Chamber representative__

                                Cherkashin V.V. (signature)

Round Seal: MOSCOW * RUSSIAN FEDERATION
Moscow Government*Moscow Registration Chamber

ARTICLES OF INCORPORATION
of Constrained Joint-Stock Company
“MostNIK”

(new edition # 2)

MOSCOW 2000

1. GENERAL PROVISIONS.

          1.1.  The Constrained Joint-Stock Company “MostNIK” which short name can be presented as CJSC “MostNIK” and which is hereinafter also referred to as JSC (Company) has been founded in compliance with the Federal Law “About Joint-Stock Companies” of 11/24/1995 by means of  changing the name of the organizational legal form of Constrained Joint-Stock Company “MostNIK”, that was registered on May 11, 1994 by Moscow Registration Chamber under the registration number 31705 at the legal address: 111112, Russian Federation, Moscow, 7 Dushinskaya at Lefortovo division # 6901/0393 of “Sberbank of Russian Federation” in Moscow.

          1.2. The Company is liable to reimburse all its obligations with all its property and it acts in the Court of Law, Arbitration Tribunal and Court of Arbitration on its own behalf.

          1.3. The Company may have its letterheads, stamps, balance, checking and currency accounts, seal with indication of its full name and location, and also a trade mark, registered in line with the acting Law, an individual emblem and other means of its visual identification.

          1.4. The Company shareholders include:

                    on American side:

          -  American corporation “Northern Technologies International” (previously named “Northern Instruments Corporation” hereinafter referred as NIC, which according to the United States legislation is a legal entity located at 6680 North Highway, 49, Lino Lakes, Minnesota, USA, and it is represented by its President, Mr. Philip M. Linch.

          -  Irina Roytman, passport series # 084954477 issued by the Passport Agency of New Orleans on April 26, 1996, her registered place of residence is at 1371 Ranchland Drive, Mayfield Heights, Ohio, 44124, USA.

               The Russian Federation citizens:

          - Varshal Boris Grigorievich, passport series # 43#4579170, issued by the Internal Affairs Department # 692 in Moscow and valid from 01/23/1997 till 01/23/2002, his registered place of residence is at 25 Cherry St., apt.3, Linn, Massachusetts, 01902, USA.

          - Yakuboskaya Tatiana Olegovna, passport series XXII-? ? # 667661 issued by Police Station # 34 in Moscow on August 25, 1979, her registered place of residence is at 117393, Moscow, 58/32 Profsoyuznaya St., Build. 2, apt. 42.

2. COMPANY NAME AND LOCATION

2.1. Complete official name of the Company in Russian:

2.2. Location of the Company: 111112, Russia, Moscow, 7 Dushinskaya St.

          Mailing Address: 111112 Moscow, 7 Dushinskaya St.

3. GOALS OF THE COMPANY’S ACTIVITY.

3.1. The Company’s activity is aimed at meeting general public demand for goods and services, development of export and import of high technologies and also making its profit.

3.2. The subject of the Company’s activity is:

          - marketing and selling rust-preventing film and hard materials made of polyethylene matter in the form of boxes, tubes and others in the territory of the Russian Federation and that of other CIS (Commonwealth of Independent States) countries;

          - joint activity aimed at founding new enterprises to manufacture production and technical goods based on the latest achievements of science and technology, including those processing recycled raw materials;

- collection of industrial waste and its utilization and realization;
- services related to financing and crediting of manufacturing and commercial projects;
- environment protection services;

- services in the sphere of management and marketing;
- commercial, factorial and selling-purchasing activity;
- conduct scientific-engineering designs and implement them;
-offering consulting services, improving personnel skills, training and retraining of specialists in the Russian Federation and abroad;
- creation of charity funds, organizing and participating in the events aimed at offering a helping hand to invalids and low income individuals;
- participation in foreign-economic activity including export-import and re-export operations;
- any other kinds of activity in line with the Company goals which are not forbidden by Law.

The Company’s activities are not limited to the ones specified in Articles of Incorporation.   The deals outside the limits of Articles of Incorporation activity if they do not contradict to the acting Law are also acceptable.

3.3. In order to reach the goals the Company:

- acts as a founder of Joint-Stock companies and partnerships, buys safety stocks and shares of Joint-Stock companies and partnerships;
- contracts organizations, enterprises, companies and individuals to do work and offer services in accordance with the subject of the Company’s activity;
- in accordance with the acting Law purchases and sells patches of land, realties, needed raw materials, materials, machines and equipment both in the Russian Federation and abroad;
- possesses and offers for lease patches of land, realties, machines and equipment;
- develops commercial ties with legal entities and individuals including those who live abroad;
- uses bank credits;
- establishes divisions and agencies in line with the acting Law.

The Company employees are subjects of social and medical insurance and also social benefits prescribed by Law.   The company makes payments for social and medical insurances following the procedures and in amounts established by the acting Law.

4. COMPANY LEGAL POSITION.

4.1. The Company is a legal entity and it has in its possession separate property that is reflected in its accounting balance sheet.  It can on its own behalf acquire and make use of its property rights and personal non-property rights, bear responsibility and act in capacity of either Plaintiff or Respondent in the Court of Law.

4.2. The Company has civic rights and carries the burden of responsibility necessary to conduct any kind of activity which is not forbidden by Federal Laws.

4.3. The Company acts in economic and other spheres in line with the acting Law and it has its individual balance, checking, currency and other kinds of accounts in the enterprises of the Russian Federation bank system and it makes payments outside Russia in both Russian and foreign currency.

4.4. The Company is liable for its obligations with all the assets at its possession.  The state and its organizations are not responsible for the Company’s obligations and equally the Company is not responsible for any obligations of the state and its organizations.

4.5. The Company is not responsible for the obligations of its shareholders.

4.6. The shareholders are not responsible for the Company’s obligations and they take the risk of losing money as a result of the Company’s activity within the limits of their share’s value.  The shareholders who have failed to pay for their shares in full are subject of joint responsibility for the obligations of the Company within the limits of the outstanding value of their shares.

4.7. If the Company’s insolvency (bankruptcy) has been caused by actions (or lack of actions) on behalf of shareholders or other people who were legally authorized to give commands obligatory to all employees of the Company or had any other option to guide its activity then those shareholders and  the other people may face appendant responsibility for the Company’s obligation in case the latter has no assets enough to make the payments.

5. ASSETS OF THE COMPANY.

5.1. Initially assets of the Company are formed with the assets provided by shareholders in the form of payment for their shares.

5.2. Payments for shares can be made with bankrolls, securities, other valuable items or with vested or other interests that have a certain money value. Assessment in monetary terms of the assets presented as payment for shares can be performed on consent between shareholders of the Company

6. COMPANY FUND.

6.1. In order to ensure the Company’s activity there has been established the Authorized capital in the amount of forty thousand (40,000) denominated Rubles.  The Statutory Fund is formed with forty (40) ordinary nominal shares with a nominal value of one thousand (1,000) denominated Rubles each.

6.2. The increase of the Authorized capital of the Company can be made in accordance with the acting Law.

6.3. The Company has created reserve, borrowed and other funds which were found necessary for its functioning and social benefits of the employees.

6.4. The Company Reserve Fund is being formed through annual assignments until its value reaches not less than 15% of the Authorized capital.  The amount of the annual assignments directed into the Reserve Fund may not be less than 5% of the total net profit.

6.5. Using of the Reserve Fund is allowed in exceptional situations.  A decision to use a sum of money from the Reserve Fund can be taken by a general shareholders meeting.

6.6. The Reserve Fund is meant to cover loses of the Company and also to retire bonds or for purposes of buying out shares of the Company in the situation when no other means are available.  The Fund may not be used for other purposes.

6.7. A list of other funds and procedures of their creation are defined with a special Provision approved by a general shareholders’ meeting.

7. COMPANY SHARES.

7.1. Shares are issued by the Company following the form approved by a general shareholders’ meeting.

7.2. The Company issues ordinary nominal shares in un-document form.  Shareholders’ rights for the shares are specified in the shareholder register.

7.3. An ordinary share gives one vote at a general shareholders’ meeting and the right to receive dividends; in case of the Company’s dissolution they will give the right to obtain a portion of its assets.

8. PURCHASING AND DISTRIBUTION OF SHARES.

8.1. A person who has paid in full the price of his shares may get a certificate.  A lost certificate can be replaced with a new one for the payment of 10% of his shares’ face value.

8.2. A share may be also obtained through an agreement with its holder, it may be also got through right of succession (for ordinary citizens) or through the procedure of succession (for legal entities) and also on any other grounds in accordance with the acting Law and this Articles of Incorporation.

8.3. Alienation of shares within the first six months of the Company functioning requires consent of the Company represented in this case with its highest-level body if other procedure is not prescribed by the acting Law.

8.4. A shareholder has to make a full payment for his shares within the term which has been imposed by a general shareholders’ meeting.

In case of failure to pay for the shares within the specified period of time a shareholder shall pay for the period of delay with the amount of 10% of the annual interest on the delayed sum.  Failure to pay for the shares within a month after the imposed term gives the Company the right to sell them at its discretion.

9. BOND ISSUE.

9.1. The Company issues both registered and payable to bearer bonds.  Holders of registered bonds are listed in a special register book.

9.2. A lost registered bond can be replaced with payment of 10% of the bond face value.

10. DISTRIBUTION OF PROFITS AND COVER OF LOSS.
SHARE DIVIDENDS.

10.1. The Company profit comes as a result of its economical activity.  Balance sheet and net profits are calculated in line with the procedure prescribed by the acting Law and also by a special Provision on funds and profit distribution, developed by the Company.   A portion of the Company’s profit (on discharging of taxes) is kept under control of the Company and its management distributes it for funds and share dividends in accordance with the Company’s Provision on Funds and Profit Distribution and the acting Law.

10.2. Dividends can be paid quarterly, half-annually or annually.  An interim dividend can be declared at a general shareholders’ meeting.  Final dividend is to be declared by general shareholders’ meeting based on the achievements for the current year and taking into account the interim dividends already paid.

10.3. The Company shall pay the declared dividend.  The dividends are paid with cash or with some other assets.

10.4. A resolution to pay dividends, their amount and form of the payment for each category of the shares is to be taken by a general shareholders’ meeting.  Amount of annual dividends may not be less than the amount paid as interim dividends.  A general shareholders’ meeting can take a resolution not to pay any dividends.

10.5. The date when the dividends will be paid is fixed by a general shareholders’ meeting.

10.6. The Company does not have the right to make a decision to pay (declare) dividends on the shares:

- until the whole amount of the Authorized capital is paid;
- earlier than it has bought out all the shares in the situation when the Law requires to do it;

- if at the moment when dividends should be paid the Company shows indications of its insolvency (bankruptcy) as they defined in the Legal Acts of the Russian Federation on Insolvency (bankruptcy) or the mentioned indications can appear as a result of the dividend payment.

- if the value of its net assets is less than its Authorized capital and the Reserve fund or it will become less as a result of the dividend payment.

11. SHAREHOLDERS, THEIR RIGHTS AND RESPONSIBILITIES.

11.1. Natural and legal persons both Russian and foreign may be shareholders of the Company.  The number of shareholders shall not exceed fifty.

11.2. Each ordinary share provides its owner (shareholder) with equal rights.  The shareholders in line with the acting Law can participate in a general shareholders’ meeting with the right to vote on all issues of his/her competence; he/she also has the right to receive dividends and in case of the Company dissolution he/she is to receive a portion of its assets.

11.3. The shareholders have the following rights:

- be elected into management bodies of the Company;
- participate in the Company’s activity management;
- have access to the information reflecting the Company’s activity;

- go to the Court of Law, Arbitration tribunal and Court of Arbitration in case of disputes, related to the Company’s activity in the situations when the issues could not be settled through negotiations;

- participate in profit distribution;
- receive dividends on his/her shares.

11.4. The shareholders have the following responsibilities:

- to pay in full for their shares within the term and following the procedures imposed by Articles of Incorporation and the Agreement;
- make use of the Company property the way it should be used and take measures to keep it in good condition;
- to comply with provisions of Articles of Incorporation and with the resolutions taken by a general shareholders’ meeting;
- keep in secret all confidential information related to the Company’s activity.

11.5. The Company has to fill out the Shareholders register and keep it in accordance with legal Acts of the Russian Federation not later than one month since the date of its state registration.

12. COMPANY MANAGEMENT BODIES.

12.1. The superior body of the Company management is a general meeting of its shareholders.

12.2. An annual general shareholders’ meeting is to be held not earlier than two months and not later than six months since the end of the Company’s fiscal year.

12.3. An annual general shareholders’ meeting considers an issue of electing the Company executive body and the Auditory commission; it also appoints the Auditor of the Company and considers the Company annual report, which is presented by its executive body and also other documents.  Conducted, besides annual, general shareholders’ meetings are considered to be the highest priority.

12.4. The date, the agenda and procedure of holding a general shareholders’ meeting, procedure of notifying shareholders about it, list of the materials (information) which is to be presented to shareholders during preparation of the general shareholders’ meeting must be approved by a general shareholders’ meeting in accordance with provisions of the Federal Law on Joint-Stock companies.

12.5. The Chairman of the meeting should be elected from the shareholders.  He shall not take any positions inside other bodies that run the Company.  In case of equal number of votes a vote by the Chairman can be a casting one.

12.6. All issues on the agenda should be settled through voting process.  If a shareholder fails to attend the meeting he should give a power of attorney to his representative.  If such a power of attorney has not been presented, the shareholder is considered as the one who did not participate in the voting.

12.7. Making changes and amendments to Articles of Incorporation, or approval of a new edition of Articles of Incorporation, reorganization of the Company, its dissolution, appointment of members of a liquidation commission, approval of an interim and final liquidation balances, assessment of a maximum size of the declared shares, striking big bargains connected with acquisition and alienation of the Company assets should be approved by a general shareholders’ meeting with the three fourth of votes of shareholders, who are holders of the shares participating in the voting which attended the general shareholders’ meeting.

12.8. A shareholder and his representative can attend a meeting only in case when all the accounts related to their shares have been settled.

12.9. Competency of the general shareholders’ meeting covers the following issues:

a) making amendments and additions to Articles of Incorporation and approving a new edition of Articles of Incorporation;

b) reorganization of the Company;

c) dissolution of the Company, appointment of a liquidation commission and approval of interim and final liquidation balances;

d) considering the number of members of the executive body, electing the members and termination of their authority before the appointed time;

e) considering of the ultimate size of declared shares;

f) increasing of the Authorized capital by means of increasing the shares’ face value or by means of additional stock flotation;

g) decreasing of the authorized capital by means of decreasing the shares’ face value, with purchasing by the Company a portion of the shares in order to decrease their total number or by means of retiring bonds which had not been paid in full pursuant to the Article 29 of the Federal Law on Joint-Stock companies, and also by means of retiring by the Company of acquired and bought out stocks in accordance with Paragraph 3 of Article 72 and paragraph 2 of the Paragraph 6 of Article 76 of the Federal Law on Joint-Stock companies;

h) formation of an executive body of the Company, termination of its authority before the appointed time if in accordance with Articles of Incorporation settling these kinds of issues is not a subject of competence of the Company’s Board of Directors;

i) election of an auditory commission, the Auditor, and termination of their authority before the appointed time.

j) commissioning the Company Auditor;

k) approving of annual reports, accounting balances, balances of gains and loses and distribution of the Company’s profits and loses;

l) making a decision not to use the shareholder’s right of priority which is specified in the Article 40 of the Federal Law on Joint-Stock companies to acquires shares of the Company or its securities;

m) procedure of holding the general shareholders’ meeting;

n) formation of a returning board;

o) considering a form of materials (information) which the Company will use to notify its shareholders including selection of publishing companies in case such a notice should be published in the press;

p) splitting and consolidation of shares;

q) striking big bargains connected with acquisition or alienation of the Company’s assets in the cases that have been stipulated in the Law on the Joint-Stock companies;

r) striking bargains presenting special interest in the cases that have been stipulated in the Law (Article 83 of the Federal Law on Joint-Stock companies);

s) acquiring and redemption of placed shares of the Company in situations that have been stipulated in the Law on Joint-Stock companies;

t) participating in holding companies, financial and industrial groups and other commercial organizations;

u) considering other matters that have been stipulated in the Law on Joint-Stock companies;

          - Issues specified in Paragraphs from a) to c) are subject of exclusive competence of a general meeting and they cannot be settled by an executive body of the Company and related to section 12.9 of the current issue.

The issues related to the exclusive competence of the general shareholders’ meeting can not be offered for settlement by the Board of Directors (Supervisory Board) of the Company except for the issues related to making changes and additions to Articles of Incorporation, that are connected to the increase of Authorized capital of the Company in accordance with the Articles 12 and 27 of the Federal Law on Joint-Stock companies.

12.10. General Shareholders’ meeting has no right to discuss and make decisions on issues which are not within its competence according to the Federal Law on Joint-Stock companies.

12.11. The procedure of adopting resolutions at a general shareholders’ meeting is the following:

          - except for the cases specified by the Federal Law the right to vote on the issues on agenda of a general shareholders’ meeting will belong to:

          shareholders who hold preference shares of the Company in cases stipulated by the Federal Law on Joint-Stock companies and Articles of Incorporation of the Company;

          shareholders who hold ordinary shares of the Company;

          A voting share of the Company is an ordinary or preference share that gives to its holder the right to vote the issues put on the vote.  In case when a preference share provides its holder with more than one vote at the moment of counting votes each vote of such a share is counted as a separately voting share.

          - Resolution by a general shareholders’ meeting on an issue which was put on vote can be adopted with majority of shareholders namely those who hold the voting shares of the Company and who attended the meeting if for a resolution to be adopted the Federal Law has not demanded a bigger number of shareholder’s votes.

          Counting votes at a General shareholders’ meeting on the issue that was put on the vote when the right to vote is given to holders of both ordinary and preference shares of the Company should cover all voting shares combined if a different procedure has not been imposed by the Federal Law on Joint-Stock companies and Articles of Incorporation of the Company.

          - Resolutions on the issues specified in the Paragraphs a), l), and o)-t) of the Provision 12.9 of the Article can be adopted by a General shareholders’ meeting only when they had been proposed by the Board of Directors (Supervisory Board) of the Company if another procedure has not been imposed by Articles of Incorporation of the Company.

           - Resolutions on the issues specified in the subparagraphs a)-c), e) and t) of the Provision 12.9 of the Article can be adopted by a General shareholders’ meeting by majority of three fourth of the voting shareholders, holders of the voting shares, who took part in the general shareholders’ meeting.

          - The procedure of adopting resolutions at the shareholders’ meeting on the procedure of holding the General shareholders’ meeting is guided by Articles of Incorporation or by in-house documents of the Company which had been adopted by resolutions of general shareholders’ meetings.

           - General shareholders’ meeting has no right to adopt resolutions on the issues that have not been included into the agenda of the meeting and it also cannot change the agenda.

          - Information on resolutions adopted by the General shareholders’ meeting and also voting results should be brought to the shareholders attention following the procedures and within the terms specified in the Federal Law on Joint-Stock companies and Articles of Incorporation of the Company, but not later than 45 days since the date the resolutions have been adopted.

           -  A shareholder has the right to appeal in the Court of Law a resolution which has been adopted by a shareholders’ meeting if it was done in violation of the Federal Law on Joint-Stock companies or other Legal Acts of the Russian Federation and Articles of Incorporation of the Company in case if he did not participated in the general shareholders’ meeting or voted against the resolution and the latter violates his rights or legitimate interests.  On considering the situation from all points of view the Court has the right to uphold the disputed resolution if the voting by the shareholder could not affect results of the voting and the violations committed are not sufficient enough and the resolution has not resulted in loses to the shareholder. 12.12. General meeting elects the Board of Directors.

          - The Board of Directors conducts general management of the Company’s activity, excluding decision making on the issues that are subject of exclusive competence of the general shareholders’ meeting pursuant to the Federal Law on Joint-Stock companies.

          - Based on a resolution by the general shareholders’ meeting members of the Board of Directors during their period in office can receive bonus payments and (or) their expenses caused by their performing the duties of members of the Board of Directors shall be reimbursed.  The amount of such bonus payments and reimbursements should be fixed in a resolution by a general shareholders’ meeting.

12.13. The competence of the Board of Directors covers issues related to general aspects of managing the Company’s activity and it excludes the issues that the Federal Law on Joint-Stock companies defies as subjects of exclusive competence of the general shareholders’ meeting.

The exclusive competence of the Board of Directors covers the following issues:

a)	selection of priority spheres of the Company’s activity;
b)	convening of annual and special general shareholders’ meetings except for the situations specified in Paragraph 6 Article 55 of the Federal Law on Joint-Stock companies;
c)	approval of a general shareholders’ meeting agenda;
d)

specifying the date by which the list of the shareholders with the right to vote at the general shareholders’ meeting should be completed and settling other issues in its competency as it is specified in Chapter 7 of Federal Law on Joint-Stock companies and related to preparation and holding of the general shareholders’ meeting;

e)	bringing to the General shareholders’ meeting consideration the issues specified in subparagraphs b), l), o) - t) of the Provision 12.9 of the article;
f)

increase in the Authorized capital of the Company by means of increasing shares’ face value or by means of the Company stock floatation within the number and category (type) of the declared shares if it has received such a right in accordance with Articles of Incorporation or by resolution of a general shareholders’ meeting;

g)	floatation of the Company bonds and other securities if other measures have not been provided by Articles of Incorporation of the Company.
h)	calculation of the Company assets market value in accordance with Article 77 of the Federal Law on Joint-Stock companies;
i)	acquisition of the shares floated by the Company and also bonds and securities in the cases specified in the Federal Law on Joint-Stock companies;
j)

creation of an executive body of the Company and termination of its functioning ahead-of-schedule, fixing bonus payments for its members and reimbursements if Articles of Incorporation define that as a sphere of their competence;

k)	recommendations on amount of bonus payments and reimbursements for members of the Auditory commission (the Auditor) and fixing the fee for an auditor’s services;
l)	recommendations on amount of a dividend on the shares and procedure of its payment;
m)	using of the Reserve and other funds of the Company;
n)	approval of in-house documents of the Company which specify pattern of the Company managing bodies activity;
o)	use of reserves other company funds.
p)	making decisions on the Company’s participation in other entities excluding the case provided in the subparagraph t) of the Provision 12.9 of the article;
q)	striking big bargains connected with acquisition or alienation of the Company’s assets in cases stipulated in Chapter 10 of the Law on the Joint-Stock companies;
r)	striking bargains stipulated in Chapter 11 of the Law on the Joint-Stock companies;
s)	other issues stipulated in the Law on the Joint-Stock companies;

The issues that appear the subjects of the Company’s Board of Directors exclusive competence can not be brought to the consideration by an executive body of the Company.

12.14. The meeting appoints the Company’s General Director who represents the sole executive body of the Company.

          The executive body’s competence covers all issues of managing the Company’s everyday activity excluding the ones that are subjects of the exclusive competence of the general shareholders’ meeting.

          The executive body of the company arranges a procedure of implementation of resolutions of the general shareholders’ meeting and the Board of Directors.

          The General Director acts on behalf of the Company without a Power of attorney including among others his acting in the Company’s interests, striking bargains on behalf of the Company, approval of its personnel list, issuing instructions and guidelines which are binding for all the Company’s personnel.

12.15. General Director of the Company presents to a general shareholders’ meeting for approval members of the Executive Committee that consists of the General Director Deputy and heads of the main departments of the Company.

The Executive Committee is a collective executive body of the Company acting in line with Articles of Incorporation of the Company and also an in-house document which has been approved by the Board of Directors and it specifies terms and procedures of calling and holding the Committee’s meetings and also procedure of its decision making.  At the Executive Committee meetings the General Director acts as its Chairman; he signs all the documents on behalf of the Company and signs the minutes of the Executive Committee.

13. REGISTRATIONS, ACCOUNTING AND INSPECTION.

13.1. With a view of monitoring financial and economic activity of the Company a general meeting of shareholders elects members of Auditory Commission (the Auditor) of the Company.

13.2. The procedure of the Company’s activity is specified in an in-house document of the Company approved by a general shareholders’ meeting.

13.3. Inspection (auditing) of financial and economic activity of the Company is held on availability of results of the Company’s activity for the year and also at any time on initiative of the Auditory Commission, resolution of a general shareholders’ meeting and at demand by a shareholder (shareholders) who holds not less than 10% of the voting shares.

 13.4. At request by the Auditory Commission of the Company the persons working as officers in managerial bodies present documents on financial and economic activity of the Company.

13.5. The Auditory Commission has the right to demand that an out-of-time general shareholders’ meeting should be convened.

13.6. The Auditory Commission members can not be at the same time members of the Executive Committee or act in capacity of members of managerial bodies of the Company.

13.7. The shares that are held by members of the Executive Committee or by the persons who have positions in managerial bodies of the Company can not participate in voting to elect members of the Auditory Commission.

13.8. The Auditor performs control of financial and economic activity of the Company in accordance with the Legal Acts of the Russian Federation and in compliance with the Agreement concluded between him and the Company.

13.9. A general shareholders’ meeting approves the Auditor of the Company.  His fee can be fixed by the general shareholders’ meeting.

13.10. The Company’s fiscal year runs from January 1 till December 31.

13.11. The responsibility for arranging, condition and trustworthiness of the Company’s accounting, presenting an annual report and other financial reports to designated bodies and also reports to shareholders, creditors and into mass media organizations on the Company’s activity on timely basis is laid on the executive body of the Company in accordance with the Federal Law on Joint-Stock companies and other Legal Acts of the Russian Federation.

13.12. Trustworthiness of the information can be confirmed by the Auditory Commission.

13.13. The Company shall keep the following documents:

          - Articles of Incorporation of the Company, amendments and additions to the Articles of Incorporation, resolutions on its creation, and certificate of the state registration of the Company;
          - documents supporting the Company’s rights for its assets on its balance;
          - in-house documents of the Company which have been approved by a general shareholders’ meeting and by other executive bodies of the Company;
          - provisions related to a division or an agency of the Company;
          - annual financial report;
          - prospect of the Company’s shares emission;
          - accounting documents;
          - documents containing financial reports which should be submitted to designated bodies;

          - minutes of general shareholders’ meetings, and also meetings of the Auditory Commission and a collective managerial body of the Company (Executive Commission);
          -lists of affiliated persons of the Company containing information on the number and category of the shares they hold;
          - conclusions by the Auditory Commission, the Auditor and also by the state and municipal bodies of fiscal control;
          - other documents provided by the acting Legislation, the Articles of Incorporation, in-house documents of the Company, resolutions of general shareholders’ meetings and managerial bodies of the Company.

13.14. The Company keeps the abovementioned documents in places at the location of an executive body or in some other place that is known and accessible to each of the shareholders, creditors and other persons who may have interest in obtaining this kind of information.

14. LIQUIDATION AND REORGANIZATION OF THE COMPANY.

14.1. The Company’s activity can be terminated:

          - pursuant to the ruling by a state Arbitration Court or the Court of Law when the Company becomes insolvent or in the cases of systematic or defying violations of the Law;
          - pursuant to the resolution by a general shareholders’ meeting of the Company.

14.2. Voluntary termination of the Company can be done by a Liquidation Commission appointed by a meeting of shareholders.

14.3. Since the moment the Liquidation Commission was appointed it receives the authority to control the Company’s affairs.  The Liquidation Commission evaluates available assets of the Company, finds its debtors and creditors and makes payments to them.  It also generates a liquidation balance that is to be presented to a shareholders’ meeting.

14.4. Monetary funds at the Company’s possession including earnings received from selling out of its property during the liquidation, after paying due budget sums and wages to the employees are distributed by creditors and the liquidation Commission between shareholders of the Company following the procedures and meeting conditions specified in an agreement between the shareholders and prescribed by the acting Law.

14.5. The Liquidation Commission is responsible with its property for the damage inflicted on the Company, its shareholders and also third parties in accordance with the acting Law.

14.6. During reorganization of the Company all of the documents (managerial, financial, economical, those related to the staff and others) are to be transferred to a successor in accordance with the existing regulations.

In the situation when a successor is not available the documents which are subject of permanent keeping or those of scientific or historic importance should be transferred to a state storages or archives of the conglomerate “Mosgorarkhiv”; documents related to the staff (orders, personal files and cards, personal accounts et al) should be sent for keeping to the Archive of the Administrative district in which territory the Company is located.  Assignation and arranging of the documents should be performed by the personnel of the Company or at its expense in accordance with requirements by achieve bodies.

15. MAKING CHANGES AND ADDITIONS TO THE ARTICLES OF INCORPORATION.

15.1. Making changes, additions and approval of a new edition of the Articles of Incorporation of the Company can be performed following the resolution of a general shareholders’ meeting that has been adopted by majority of three fourth of the voting shares.

15.2. The changes and additions and also a new edition of the Articles of Incorporation take effect for a third party persons only starting the moment of a state edition.

SHAREHOLDERS:

Varshal B.G. (signature)
Roytman I. (signature)
Yakuboskaya T.O. (signature)
Philip M. Linch (signature)
On behalf of the Company “Northern Technologies International”

1	Government of Moscow
Moscow Registration
Chamber
6	Totally Laced up and
Numbered__11 pages.
June 28, 2000
Chamber representative__

Round Seal: MOSCOW * RUSSIAN FEDERATION
Moscow Government*Moscow Registration Chamber

Round Seal: MostNIK * Constrained Joint-Stock
Company, Registration number 31705, Moscow